Exhibit B
JOINT FILING AGREEMENT
In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the common stock, par value $0.01 per share, of Mack-Cali Realty Corporation.

Dated: February 12, 2010	/s/ William L. Mack

William L. Mack

Dated: February 12, 2010	/s/ Earle I. Mack

Earle I. Mack

Dated: February 12, 2010	/s/ Mitchell E. Hersh

Mitchell E. Hersh

Dated: February 12, 2010	/s/ David S. Mack

David S. Mack

Dated: February 12, 2010	/s/ Fredric Mack

Fredric Mack

Dated: February 12, 2010	/s/ Richard Mack

Richard Mack

Dated: February 12, 2010	/s/ Stephen Mack

Stephen Mack

Dated: February 12, 2010	/s/ William L. Mack

William L. Mack, as Trustee for The
William and Phyllis Mack Foundation, Inc.

Dated: February 12, 2010	/s/ William L. Mack

William L. Mack, as Trustee for The
William L. Mack Grantor Retained Annuity Trust

Dated: February 12, 2010	/s/ David S. Mack

David S. Mack, as Trustee for The
David and Sondra Mack Foundation

Dated: February 12, 2010	/s/ Stephen Mack

Stephen Mack, as Trustee for The
Stephen Mack and Kelly Mack Family Foundation

Dated: February 12, 2010	/s/ Phyllis Mack

Phyllis Mack, as Trustee for Trust
f/b/o Richard Mack

Dated: February 12, 2010	/s/ Phyllis Mack

Phyllis Mack, as Trustee for Trust
f/b/o Stephen Mack

Dated: February 12, 2010	/s/ Michael Schwartzbard

Michael Schwartzbard, as Trustee for the
Andrew Mack 4/30/07 Trust

Dated: February 12, 2010	/s/ Michael Schwartzbard

Michael Schwartzbard, as Trustee for the
Beatrice Mack 4/30/07 Trust